UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 16, 2021

Date of Report (Date of earliest event reported)

INDUS REALTY TRUST, INC.

(Exact name of registrant as specified in charter)

Maryland	06-0868496
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

(Commission File Number)	1-12879

641 Lexington Avenue, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code	(212) 218-7910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INDT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On November 16, 2021, INDUS Realty Trust, Inc. (“INDUS” or the “Company”) issued a press release announcing that it has completed the acquisition of a 57%-leased, approximately 197,000 square foot industrial/logistics building in Charleston, South Carolina (the “Charleston Acquisition”), the Company’s first property in the Charleston market. The Company used cash on hand to pay the $28.6 million purchase price, before transaction costs, and the Company expects that the Charleston Acquisition will stabilize at an approximately 4.6% cash capitalization rate.

The press release announcing the Charleston Acquisition also stated that, as previously announced, the Company has an agreement to acquire, for a purchase price of $28.0 million before transaction costs, an approximately 263,000 square foot industrial/logistics building in Charleston, South Carolina (the “Charleston Forward Acquisition”). The Charleston Forward Acquisition will be built on speculation by the seller and is expected to be completed in the 2022 fourth quarter. Closing on the purchase of the Charleston Forward Acquisition is subject to a number of contingencies including the satisfactory completion of due diligence by INDUS. There can be no guarantee that the Charleston Forward Acquisition will be completed under its current terms, anticipated timeline, or at all.

A copy of the Company’s November 16, 2021, press release announcing the Charleston Acquisition is attached hereto as Exhibit 99.1. The information contained herein and the press release attached as Exhibit 99.1, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

Forward-Looking Statements:

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include INDUS’s beliefs and expectations regarding future events or conditions including, without limitation, statements regarding expected timing of the closing of the Charleston Forward Acquisition, INDUS’s intention to complete the closing of the Charleston Forward Acquisition, the terms of the Charleston Forward Acquisition, the expected stabilized cash capitalization rate of the Charleston Acquisition, and the strength of the Charleston market in terms of population growth, economic growth and its existing manufacturing base. Although INDUS believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by INDUS as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of INDUS and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in INDUS’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in INDUS’s Annual Report on Form 10-K for the fiscal year ended November 30, 2020, filed with the SEC on February 18, 2021, and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 4, 2021. INDUS disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this Current Report on Form 8-K except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	The Company’s Press Release dated November 16, 2021 (attached hereto)
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS REALTY TRUST, INC.

	By:	/s/ Anthony J. Galici
Anthony J. Galici
Date: November 16, 2021		Executive Vice President and Chief Financial Officer